 As filed with the Securities and Exchange Commission on February 12, 1999
                                            Registration No. 333-_______________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                ------------------

                                 METROCALL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   54-1215634
  (State or other jurisdiction of                     (I.R.S. employer
   incorporation or organization)                  identification number)

                              6677 Richmond Highway
                           Alexandria, Virginia 22306
                                 (703) 660-6677
                    (Address of Principal Executive Offices)

                                 METROCALL, INC.
                       1996 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                             WILLIAM L. COLLINS, III
                             CHIEF EXECUTIVE OFFICER
                              6677 RICHMOND HIGHWAY
                           ALEXANDRIA, VIRGINIA 22306
                                 (703) 660-6677
 (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                                 With a copy to:
                             GEORGE P. STAMAS, ESQ.
                            ROGER J. PATTERSON, ESQ.
                           WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-6000

                                ----------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                                             Proposed     Proposed
                           Title of                          Maximum      Maximum
                          Securities            Amount       Offering     Aggregate    Amount of
                            to be               to be         Price      Offering    Registration
 Name of Plan             Registered          Registered     Per Share      Price         Fee
--------------------------------------------------------------------------------------------------
1996 Stock Option      Common Stock, par      3,984,000 (1)   $5.05(2)    $20,121,826    $5,594
Plan, as amended       value $0.01 per share
--------------------------------------------------------------------------------------------------

(1) This Registration Statement registers the issuance of: (a) 3,984,000 shares available for grant to eligible employees and non-employee directors under the Metrocall, Inc. 1996 Stock Option Plan, as amended (the Plan); (b) such indeterminate number of additional shares of Common Stock of Metrocall, Inc. (Metrocall) as may be issuable as a result of stock dividends, stock splits, reclassifications and other changes affecting Metrocall's Common Stock.

(2) In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of (a) for ungranted options, the average of the high and low prices reported in the Nasdaq Stock Market on February 11, 1999, and (b) for granted options, the actual exercise prices specified in those granted options (which range from $3.33 to $6.75).

        Except as set forth below, the entire contents of the Form S-8 filed by Metrocall, Inc. (the "Company") on June 20, 1997, Registration Statement No. 333-29595, is hereby incorporated by reference.

                                PART II

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legal validity of the Shares of Common Stock of the Company offered by the Registrant pursuant to this Registration Statement is being passed upon by Wilmer, Cutler & Pickering.

ITEM 8. EXHIBITS

        The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is herein incorporated by reference.



       [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                               SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandria, Virginia on this 12th day of February, 1999.


                                   METROCALL, Inc.

                                   By:/s/ Vincent D. Kelly
                                      ----------------------------------
                                      Vincent D. Kelly
                                      Chief Financial Officer and Executive Vice
                                      President

                           POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints William L. Collins and Vincent D. Kelly as his or her true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                    Title                    Date
           ---------                    -----                    ----
                                  Chairman of the Board           February 12, 1999


------------------------------
      Richard M. Johnston
                                  President, Chief Executive      February 12, 1999
                                  Officer and Director
 /s/ WILLIAM L. COLLINS, III      (Principal Executive Officer)
------------------------------
     William L. Collins, III

                                  Chief Financial Officer and
                                  Executive Vice President        February 12, 1999
 /s/ Vincent D. Kelly             (Principal Financial and
------------------------------    Accounting Officer)
     Vincent D. Kelly

 /s/ HARRY L. BROCK, JR.          Director                       February 12, 1999
------------------------------
     Harry L. Brock, Jr.

           Signature                  Title                         Date
           ---------                  -----                         ----

                                      Director                 February 12, 1999
-----------------------------
     Francis A. Martin, III

  /s/ RONALD V. APRAHAMIAN            Director                 February 12, 1999
-----------------------------
      Ronald V. Aprahamian

   /s/ RAY D. RUSENBERGER             Director                 February 12, 1999
-----------------------------
       Ray D. Rusenberger

     /s/ ELLIOTT H. SINGER            Director                 February 12, 1999
-----------------------------
       Elliott H. Singer

     /s/ MICHAEL GREENE               Director                 February 12, 1999
-----------------------------
         Michael Greene

    /s/ ROYCE R. YUDKOFF              Director                 February 12, 1999
-----------------------------
        Royce R. Yudkoff

    /s/ JACKIE R. KIMZEY              Director                 February 12, 1999
-----------------------------
        Jackie R. Kimzey

  /s/ EDWARD E. JUNGERMAN             Director                 February 12, 1999
-----------------------------
      Edward E. Jungerman

 /s/     MAX D. HOPPER                Director                 February 12, 1999
-----------------------------
         Max D. Hopper

                             EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
4           1996 Stock Option Plan, as amended (a)

5 Opinion of Wilmer, Cutler & Pickering, as to the legality of the securities being registered

23.1        Consent of Arthur Andersen LLP

23.2        Consent of PricewaterhouseCoopers LLP

24 Power of attorney (included on signature pages of this registration statement)

-------------

(a) Incorporated by reference to Metrocall's Registration Statement on Form S-4 Amendment No. 1 (File No. 333-36079) as filed with the Commission on October 27, 1997.